As filed with the Securities and Exchange Commission on October 24, 2003

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WENDY’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-0785108 (I.R.S. Employer Identification Number)

P.O. Box 256, 4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256
(Address of Principal Executive Offices) (Zip Code)

WENDY’S INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN
(Full title of the plan)

Dana Klein, Esq.
P.O. Box 256, 4288 West Dublin-Granville Road
Dublin, Ohio 43017-0256
(Name and address of agent for service)
(614) 764-3100
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate	Amount of
to be registered	registered	share	offering price	registration fee

Deferred Compensation Obligations (1)	$10,000,000	100%	$10,000,000	$809.00
Common Shares, without par value	1,000,000 (2)	$34.36 (3)	$34,360,000	$2,779.72

(1)	The Deferred Compensation Obligations are unsecured obligations of Wendy’s International, Inc. to pay deferred compensation to employees and directors of the Registrant who participate in the Wendy’s International, Inc. Deferred Compensation Plan in accordance with its terms.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional Common Shares that may become issuable under the Plan by reason of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; based upon the average of the high and low prices of Wendy’s International, Inc. Common Shares in the consolidated reporting system on October 22, 2003.

PART I

     Wendy’s International, Inc. (the “Registrant”) is including the Deferred Compensation Obligations (as described below) in this Registration Statement because of the uncertainty as to whether the Deferred Compensation Obligations would or should be considered “securities,” or be subject to registration, under the Securities Act of 1933, as amended (the “Securities Act”). The inclusion of the Deferred Compensation Obligations in this Registration Statement is not an admission by the Registrant that the Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     The Registrant’s Annual Report on Form 10-K for the year ended December 29, 2002, as amended by Registrant’s Form 10-K/A filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2003, and all other reports filed with the Commission pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 29, 2002, are hereby incorporated by reference, including the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2003 and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2003.

     The description of the common shares of the Registrant (the “Common Shares”) contained in the Registrant’s Registration Statement on Form S-3 (No. 333-102824) filed with the Commission on January 30, 2003, is hereby incorporated by reference.

     The description of the Preferred Stock Purchase Rights of the Registrant contained in the Registrant’s Registration Statement on Form 8-A/A, Amendment No. 2 (No. 1-8116) filed with the Commission on December 8, 1997, as amended and supplemented in Item 1 of the Registrant’s Registration Statement on Form 8-A/A, Amendment No. 3 (No. 1-8116) filed with the Commission on January 26, 2001, is hereby incorporated by reference.

     Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all reports which may be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof prior to the completion of the offering contemplated hereby shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

     The Registrant will provide without charge to each participant in the Wendy’s International, Inc. Deferred Compensation Plan, upon the request of any such person, a copy of all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Wendy’s International, Inc. P.O. Box 256, 4288 West Dublin-Granville Road, Dublin, Ohio 43017, Attention: Employee Benefits Department, telephone number (614) 764-3100.

     Item 4. Description of Securities

     The Common Shares are registered under Section 12 of the Exchange Act.

     The deferred compensation obligations registered hereunder (the “Deferred Compensation Obligations”) are unsecured general obligations of the Registrant to pay the value of deferred compensation accounts in accordance with the terms and conditions of the Wendy’s International, Inc. Deferred Compensation Plan (the “Plan”). The following is a description of the terms and conditions of the Plan.

     The Plan is a non-qualified deferred compensation plan for (i) members of the Board of Directors of the Registrant who are not employed by the Registrant or any of its affiliates, (ii) employees of the Registrant that have the title of “Vice President” or above and (iii) select employees of those affiliates of the Registrant that have adopted the Plan and have been authorized to participate in the Plan by the Registrant. Eligible individuals may elect to defer base salary, annual bonuses and other compensation approved by the Registrant. In addition, in the event an employee may become entitled to compensation that would result in the Registrant or one of its affiliates being disallowed a federal income tax deduction pursuant to Section 162(m) of the Internal Revenue Code, the Registrant may require such employee to defer under the Plan any portion of such individual’s base salary and/or annual incentive awards, to the extent the Registrant or its affiliate would otherwise be disallowed a deduction in respect of such compensation.

     Amounts deferred under the Plan for an eligible individual (a “Participant”) are credited to a deferred compensation account maintained on behalf of such Participant. Each Participant (other than certain Participants that are Canadian residents) may elect to allocate his or her deferred compensation among a number of hypothetical investment options that include the Registrant’s Common Shares (referred to in the Plan as “Stock Units”) and those mutual funds made available under the Registrant’s Profit Sharing and Savings Plan. All amounts deferred by certain Participants that reside in Canada will be automatically deemed invested in Stock Units. Each Participant’s account is periodically adjusted to reflect amounts deferred and any gains or losses attributable to the deemed investments in the hypothetical investment options chosen by such Participant. Participants may periodically reallocate their deferred compensation account balances among the available investment options; provided, however, that amounts deemed invested in Stock Units must remain allocated to Stock Units.

     Any deferrals that a Participant elects to be deemed invested in Stock Units shall be deemed invested in the Plan’s money market investment option until the first trading day following the close of the Registrant’s window trading period following or during which such deferral is made or such other date as may be designated by the Registrant. Any reallocation of a Participant’s account balance to Stock Units shall be deemed invested in the money market investment option until the first trading day following the close of the Registrant’s window trading period after or during which the reallocation election was made. At such time, the balance in the money market fund attributable to such deferrals or reallocations shall be deemed invested in Stock Units.

     Any dividends or other distributions that would have been paid to a Participant had his or her deferred compensation account balance actually been invested in an investment vehicle represented by the investment option in which the Participant’s account is deemed invested shall be deemed reinvested in the applicable investment option.

     A Participant’s deferred compensation account balance shall generally be paid out following the Participant’s termination of employment with the Registrant and its subsidiaries, or in the case of an outside director, his or her ceasing to be a member of the Board of Directors of the Registrant, in either 40 quarterly installments, commencing on, or as soon as practicable following, the first anniversary of the date of such termination of employment or, if elected by the Participant, in a lump sum or in quarterly installments payable over no less than two years and no more than 15 years, in each case commencing on, or as soon as practicable following, the six-month anniversary of the date of such termination of employment. Notwithstanding the foregoing, a Participant that resides in Canada shall generally have his or her account balance paid out in a lump sum as soon as practicable after his or her termination of employment with the Registrant and it affiliates or, if elected by the Participant, during the month of December of the calendar year commencing immediately after the date of such termination. In addition, in the event: (i) of a Participant’s death, (ii) a Participant incurs a termination of employment with the Registrant and its affiliates by reason of such Participant’s Total and Permanent Disability (as defined in the Plan), (iii) within two years following a Change in Control (as defined in the Plan), a Participant’s employment with the Registrant and its affiliates or service as a director is involuntarily terminated without Cause (as defined in the Plan) or, in the case of a Participant who is not an outside director, is terminated by the Participant for Good Reason (as defined in the Plan) or (iv) a Participant’s total account balance at any time after such Participant’s termination of employment is less than $25,000, the Participant’s total account balance will be paid in a single lump sum on the date that is on or as soon as practicable after the six-month anniversary of the date of such occurrence.

     The portion of a Participant’s account balance allocated to Stock Units shall be paid out in Common Shares, and the portion of a Participant’s account balance allocated to any other investment option shall be paid out in cash.

     A Participant’s rights in the Deferred Compensation Obligations may not be transferred, assigned, anticipated, hypothecated or otherwise encumbered. The Deferred Compensation Obligations are not convertible into securities of the Registrant other than with respect to any portion of a Participant’s account balance deemed invested in Stock Units. As described above, a Participant’s benefits paid out in respect of any portion of such Participant’s account balance allocated to Stock Units will be paid in Common Shares. No trustee has been appointed to take action with respect to the Deferred Compensation Obligations and each Participant will be responsible for enforcing his or her own rights with respect to the Deferred Compensation Obligations.

     The Registrant retains the right, at any time and in its sole discretion, to amend or terminate the Plan, in whole or in part. No amendment of the Plan shall impair the Deferred Compensation Obligations accrued prior to such amendment, except that in the event the Plan is terminated, payment in respect of Participants’ Accounts shall occur not later than the last business day of the month following the month in which the termination is made effective and in the event of a change in law that would result in the Plan being deemed to be a funded plan for tax purposes or for purposes of ERISA, the Registrant retains the right to amend the Plan to the extent necessary to preserve the status of the Plan as an unfunded plan. In addition, in the event a Participant becomes subject to federal income tax on all or any portion of his or her account balance for which such Participant is not then scheduled to receive a distribution under the Plan, the Registrant may, in its sole discretion, accelerate the payment of the Participant’s entire account balance in a lump sum to a date determined by the Registrant.

     Item 5. Interests of Named Experts and Counsel

     Dana Klein, Esq., is an employee of Registrant. As of October 23, 2003, Mr. Klein, together with members of his immediate family, owned an aggregate of 2,319 Common Shares of Registrant and options to purchase an aggregate of 55,323 Common Shares of Registrant.

     Item 6. Indemnification of Directors and Officers

     Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2)  A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

     (a)  Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite that adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

     (b)  Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3)  To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4)  Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

     (a)  By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

     (b)  If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

     (c)  By the shareholders;

     (d)  By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

     (i)  Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

     (ii)  Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b)  Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6)  The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7)  A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8)  The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9)  As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 5.01 of the Registrant’s Regulations governs indemnification by Registrant and provides as follows:

Section 5.01. Indemnification. The corporation shall indemnify each director and officer, each former director and officer and each person who may have served at its request as an officer and each person who may have served at its request as a director, trustee or officer of any other corporation, partnership, joint venture, trust or other enterprise, to the greatest extent permitted by Ohio law, with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party by reason of the fact that he is or was a director or officer of the corporation or is or was serving at its request as aforesaid. Indemnification hereunder shall include all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement if actually and reasonably incurred by him in connection with such action, suit or proceeding. Such expenses shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. In addition, the corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or is or was serving as an employee or agent of another enterprise at the request of the corporation; subject, however, to the limitations imposed by Ohio law. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles or any agreement, vote of shareholders or disinterested directors or otherwise (including, without limitation, any insurance), both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and successors of such a person.

     The Registrant has entered into indemnification agreements with all of its directors. The indemnification agreements generally require the Registrant to indemnify and hold a director harmless to the greatest extent permitted by law for liabilities arising out of the director’s service to the Registrant as a director, if the director acted in good faith and in a manner the director reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to criminal proceedings, if the director had no reasonable cause to believe that his or her conduct was unlawful. In addition, the Registrant has purchased insurance coverage under policies which insure directors and officers against certain liabilities which might be incurred by them in such capacity.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

     See the Exhibit Index attached hereto.

     Item 9. Undertakings

     (a)  The Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)  That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer and controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on October 24, 2003.

WENDY’S INTERNATIONAL, INC.

/s/ Kerrii B. Anderson

By:	Kerrii B. Anderson
Title:	Executive Vice President & Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of October, 2003.

Signature	Title

*
John T. Schuessler	Director, Chairman of the Board, Chief Executive Officer & President

*
Kerrii B. Anderson	Director, Executive Vice President & Chief Financial Officer

*
Lawrence A. Laudick	Senior Vice President & General Controller

*
Ann B. Crane	Director

*
Ernest S. Hayeck	Director

*
Janet Hill	Director

Paul D. House	Director

*
Thomas F. Keller	Director

*
William E. Kirwan	Director

*
True H. Knowles	Director

*
David P. Lauer	Director

*
James F. Millar	Director

*
James V. Pickett	Director

Date

*By:	/s/ Dana Klein
	Dana Klein (Attorney-in-Fact)	October 24, 2003

Exhibit Index

Exhibit No.	Description

4(a)*	Articles of Incorporation of the Registrant, as amended, filed as Exhibit 3(a) of Form 10-K for the fiscal year ended January 3, 1999 (File No. 1-8116) and incorporated herein by reference

4(b)*	Regulations of Registrant, as amended, filed as Exhibit 3 of Form 10-Q for the quarter ended March 31, 2002 (File No. 1-8116) and incorporated herein by reference

4(c)*	Amended and Restated Rights between the Registrant and American Stock Transfer and Trust Company, filed on the Registrant’s Registration Statement filed on Form 8-A/A on December 8, 1997 and supplemented in Item 1 of the Registrant’s Registration Statement on Form 8-A/A, Amendment No. 3 (No. 1-8116) filed with the Commission on January 26, 2001 and incorporated herein by reference

4(d)	Wendy’s International, Inc. Deferred Compensation Plan

5	Opinion of Dana Klein, Esq. as to legality of the securities being registered hereunder

23(a)	Consent of Independent Accountants

23(b)	Consent of Dana Klein, Esq. (included in Exhibit 5)

24	Powers of Attorney

*	Incorporated herein by reference.